Entergy Corporation
639 Loyola Avenue
New Orleans, LA  70113

Exhibit 99.1

NEWS
RELEASE

Date:	July 19, 2006

For Release:	Immediate

Contact:	Yolanda Pollard (Media) (504) 576-4238 ypollar@entergy.com	Michele Lopiccolo (Investor Relations) (504) 576-4879 mlopicc@entergy.com

Entergy Provides Preliminary Second Quarter Earnings Guidance

New Orleans, La. - Entergy Corporation (NYSE: ETR) today indicated that it expects second quarter 2006 as-reported earnings of approximately $1.31 per share and second quarter operational earnings of approximately $1.20 per share. As-reported results, which were $1.33 per share in second quarter 2005, are prepared in accordance with generally accepted accounting principles and are comprised of operational earnings (described below) and special items.

Second quarter as-reported 2006 earnings will include special items to reflect the quarterly results of Entergy New Orleans, Inc. (ENOI), and the quarterly results of Entergy's competitive retail business including the gain recorded on the sale of this business during the quarter. ENOI's results are being reported as a special item given the uncertainty that remains for this business as it works toward emerging from bankruptcy. Competitive retail results are being reported as a special item given Entergy's 2005 decision to sell this business.

Second quarter 2006 operational earnings are expected to be lower compared to second quarter 2005, when Entergy reported operational earnings of $1.34 per share, due to lower results at Utility, Parent and Other, partially offset by higher results at Entergy Nuclear. The lower results at Utility, Parent and Other are attributed primarily to significantly lower unbilled revenues and higher interest expense. Partially offsetting these items were warmer-than-normal weather, pricing from previous rate actions, and lower income taxes.

Entergy Nuclear's higher results come from increased revenues due primarily to higher energy pricing compared to one year ago and a power uprate completed since second quarter 2005. Partially offsetting these factors was a decline in revenues in the current period due to the effect of refueling days at a larger unit, Indian Point 2, compared to the effect of refueling days in second quarter of last year primarily at Pilgrim, a smaller unit. In addition, operation and maintenance expense was higher at Entergy Nuclear in second quarter 2006.

Operational results at Entergy's non-nuclear wholesale assets business are expected to be slightly higher in the current period compared to second quarter 2005.

Entergy affirmed previously issued as-reported earnings guidance for 2006 to be in the range of $4.78 to $5.08 per share, and operational earnings guidance in the range of $4.50 to $4.80 per share.

A teleconference will be held on August 8, 2006 at 10:00 a.m. CDT to discuss Entergy's second quarter 2006 earnings announcement, and may be accessed by dialing (719) 457-2621 no more than 15 minutes prior to the start of the call. The confirmation number is 6479515. Internet users may also access the teleconference and view presentation slides by visiting Entergy's website at www.entergy.com/webcasts. For seven days following the teleconference, a tape delay will be available and may be accessed by dialing (719) 457-0820. The confirmation number is the same.

Entergy Corporation is an integrated energy company engaged primarily in electric power production and retail distribution operations. Entergy owns and operates power plants with approximately 30,000 megawatts of electric generating capacity, and it is the second-largest nuclear generator in the United States. Entergy delivers electricity to 2.7 million utility customers in Arkansas, Louisiana, Mississippi, and Texas. Entergy has annual revenues of over $10 billion and approximately 14,000 employees.

Additional investor information can be accessed online at
www.entergy.com/investor_relations

In this release and from time to time, Entergy makes statements concerning its expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although Entergy believes that these forward-looking statements and the underlying assumptions are reasonable, it cannot provide assurance that they will prove correct. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements involve a number of risks and uncertainties, and there are factors that could cause actual results to differ materially from those expressed or implied in the statements. Some of those factors (in addition to the risk factors in the Form 10-K, Form 10-Q and in subsequent securities filings) include: resolution of pending and future rate cases and negotiations, including various performance-based rate discussions and implementation of new Texas legislation, and other regulatory proceedings, including those related to Entergy's System Agreement and Entergy's utility supply plan, Entergy's ability to manage its operation and maintenance costs, the performance of Entergy's generating plants, and particularly the capacity factors at its nuclear generating facilities, prices for power generated by Entergy's unregulated generating facilities, the ability to hedge, sell power forward or otherwise reduce the market price risk associated with those facilities, including the Non-Utility Nuclear plants, the ability to meet credit support requirements, and the prices and availability of power and fuel Entergy must purchase for its utility customers and operations, Entergy's ability to develop and execute on a point of view regarding prices of electricity, natural gas, and other energy-related commodities, changes in the financial markets, particularly those affecting the availability of capital and Entergy's ability to refinance existing debt, execute its share repurchase program, and fund investments and acquisitions, actions of rating agencies, including changes in the ratings of debt and preferred stock, changes in general corporate ratings, and changes in the rating agencies' ratings criteria, changes in inflation, interest rates, and foreign currency exchange rates, Entergy's ability to purchase and sell assets at attractive prices and on other attractive terms, volatility and changes in markets for electricity, natural gas, uranium, and other energy-related commodities, changes in utility regulation, including the beginning or end of retail and wholesale competition, the ability to recover net utility assets and other potential stranded costs, the establishment of a regional transmission organization that includes Entergy's utility service territory, and the application of market power criteria by the FERC, changes in regulation of nuclear generating facilities and nuclear materials and fuel, including possible shutdown of nuclear generating facilities, particularly those in the northeastern United States, uncertainty regarding the establishment of interim or permanent sites for spent nuclear fuel storage and disposal, resolution of pending or future applications for license extensions or modifications of nuclear generating facilities, changes in law resulting from the new federal energy legislation, including the effects of PUHCA repeal, changes in environmental, tax, and other laws, including requirements for reduced emissions of sulfur, nitrogen, carbon, mercury, and other substances, the economic climate, and particularly growth in Entergy's service territory, variations in weather and the occurrence of hurricanes and other storms and disasters, including uncertainties associated with efforts to remediate the effects of Hurricanes Katrina and Rita and recovery of costs associated with restoration including Entergy's ability to obtain financial assistance from governmental authorities in connection with these storms, the outcome of the Chapter 11 bankruptcy proceeding of Entergy New Orleans and the impact of this proceeding on other Entergy companies, the potential effects of threatened or actual terrorism and war, the effects of Entergy's strategies to reduce tax payments, the effects of litigation and government investigations, changes in accounting standards, corporate governance, and securities law requirements, and Entergy's ability to attract and retain talented management and directors.